                                                                     EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                                       OF
                             GENUINE PARTS COMPANY


                                       1.

         The name of the corporation is Genuine Parts Company (the
"Corporation").

                                       2.

         The Restated Articles of Incorporation of the Corporation, as previously amended, are hereby further amended by deleting Paragraph A of Article Four in its entirety and replacing it with the following:

         "A.     The total number of shares of capital stock which the
         corporation shall have authority to issue is Four Hundred Sixty Million (460,000,000), of which Four Hundred Fifty Million (450,000,000) shares shall be common stock of the par value of $1 per share (hereinafter called the "common stock") and Ten Million (10,000,000) shares shall be preferred stock of the par value of $1 per share (hereinafter called the "preferred stock")."

                                       3.

         The foregoing Amendment was adopted by the shareholders of the Corporation on April 18, 1994 in accordance with the provisions of Code Section 14-2-1003.

                 IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed this 18th day of April, 1994.


                                       GENUINE PARTS COMPANY



                                       By: /s/ Larry L. Prince
                                          -------------------------------------
                                           Larry L. Prince, Chairman of the
                                           Board and Chief Executive Officer

ATTEST:



/s/ Brainard T. Webb, Jr.
- ---------------------------------
Brainard T. Webb, Jr., Secretary

[Corporate Seal]

                           ARTICLES OF AMENDMENT OF
                            GENUINE PARTS COMPANY
                    IN ACCORDANCE WITH SECTION 14-2-602(d)
                   OF THE GEORGIA BUSINESS CORPORATION CODE

     Pursuant to Section 14-2-602(d) of the Georgia Business Corporation Code, Genuine Parts Company, a Georgia corporation (the "Corporation") delivers these Articles of Amendment relating to the establishment, as authorized by its Amended and Restated Articles of Incorporation, of the Series A Junior Participating Preferred Stock of the Corporation to the Secretary of State of Georgia for filing.

                                      I.

            The name of the Corporation is Genuine Parts Company.

                                     II.

     A copy of the resolution of the Board of Directors of the Corporation establishing and designating the Series A Junior Participating Preferred Stock of the Corporation, and fixing and determining the relative rights and preferences thereof, is attached hereto as Exhibit A.

                                     III.

     The resolution attached hereto as Exhibit A was adopted on November 20, 1989.

                                     IV.

     The resolution attached hereto as Exhibit A was duly adopted by the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, Genuine Parts Company has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused its seal and the execution hereof to be attested, all by its duly authorized officers, this 20th day of November, 1989.

                                   GENUINE PARTS COMPANY
(CORPORATE SEAL)


Attest:                            By: /s/ Edward M. Jones
                                       ------------------------
                                       Edward M. Jones
                                       Vice Chairman of the Board
By:  /s/ Brainard T. Webb, Jr.
     -----------------------------
     Brainard T. Webb, Jr.                     (SEAL)
     Secretary                               CERTIFICATE

                                           THIS DOCUMENT RECEIVED
                                           AND FILED IN THE OFFICE
                                          OF THE SECRETARY OF STATE

                                          BY: /s/ T. McAlister
                                              -----------------------
                                          DATE: 11-20-89
                                                ---------------------
                                          TRANSACTION# 89324633,637
                                                       --------------
                                          CHARTER# 8505042
                                                   ------------------

                                                                       EXHIBIT A


                        RESOLUTION ADOPTED AT A MEETING
                            OF BOARD OF DIRECTORS OF
                             GENUINE PARTS COMPANY
                           HELD ON NOVEMBER 20, 1989

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article Four of its Amended and Restated Articles of Incorporation, and in accordance with the provisions of Section 14-2-602 of the Georgia Business Corporation Code, the Board of Directors does hereby create, authorize and provide for the issuance of a series of preferred stock, par value $1.00 per share, of the Corporation, having the following voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions in addition to those set forth in such Article Four:

        Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the sum of (i) the quotient obtained by dividing (1) the number of shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock") then outstanding plus the number of shares of Common Stock reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of Common Stock, by (2) 100, and (ii) the number of shares of Series A Junior Participating Preferred Stock then outstanding plus the number of shares of Series A Junior Participating Preferred Stock reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of Series A Junior Participating Preferred Stock.

        Section 2. Dividend and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock (or any similar stock) ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock of the Corporation, and of any other junior stock, shall be entitled to receive, when as and if declared by the Board of Directors out of funds legally available for that purpose (i) quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of

Series A Junior Participating Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Participating Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Participating Preferred Stock. In the event that the Corporation shall at any time after November 30, 1989 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Junior Participating Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Corporation shall declare a dividend or distribution of Units of Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per Unit on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                 (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Junior Participating Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Junior Participating

Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Junior Participating Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Junior Participating Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                 Section 3. Voting Rights. The holders of Units of Series A Junior Participating Preferred Stock shall have the following voting rights:

                      (A)  Subject to the provision for adjustment
hereinafter set forth, each Unit of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) Except as otherwise provided herein or by law, the holders of Units of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                      (C) (i) If at any time dividends on any Units of Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Junior Participating Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

     (ii) During any default period, such voting rights of the holders of Units of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units of Series A Junior Participating Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series A Junior Participating Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of the Common Stock shall not affect the exercise by the holders of Units of Series A Junior Participating Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Junior Participating Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Junior Participating Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Junior Participating Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Junior Participating Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Junior Participating Preferred Stock.

         (iii) Unless the holders of Series A Junior Participating Preferred Stock shall, during any existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 25% of the total number of Units of Series A Junior Participating Preferred Stock outstanding may request in writing, the calling of a special meeting of the holders of Units of Series A Junior Participating Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A Junior Participating Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of this notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than ten days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Junior Participating Preferred Stock.

         (iv) During any default period, the holders of shares of Common Stock and Units of Series A Junior Participating Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series A Junior Participating Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Junior Participating Preferred Stock continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Junior Participating Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Junior Participating Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series A Junior Participating Preferred Stock during any default period notwithstanding any provisions of the Articles of Incorporation to the contrary.

                 (D) Except as set forth herein, holders of Units of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Shares of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Junior Participating Preferred Stock shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Junior Participating Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

                 (iv) purchase or otherwise acquire for consideration any Units of Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

                 (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                 Section 5. Reacquired Shares. Any Units of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled automatically upon the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued shares (with each Unit being equal to one-hundredth of a share) of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                 Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Junior Participating Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per Unit equal to the aggregate per share amount to be distributed to holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Junior Participating Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Junior Participating Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

                 (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on the outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Junior Participating Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph
(A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the number of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common
Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common
Stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The Units of Series A Junior Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Units of Series A Junior Participating Preferred Stock shall rank junior, as to the payment of dividends and the distribution of assets, to all series of the Corporation's preferred stock that hereafter may be issued, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Articles of Incorporation, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger, statutory share exchange or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more the outstanding Units of Series A Junior Participating Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. The Series A Junior Participating Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

        (SEAL)
      CERTIFICATE
 THIS DOCUMENT RECEIVED
 AND FILED IN THE OFFICE
OF THE SECRETARY OF STATE

BY: /s/ Sandra Show
    ----------------------
DATE: 4/18/89
      --------------------
TRANSACTION# 89110087
             ------------
CHARTER# 8505042
         ----------------


                             ARTICLES OF AMENDMENT
                                       OF
                             GENUINE PARTS COMPANY



                                      ONE

The name of the Corporation is Genuine Parts Company.

                                      TWO

A new Article Nine to the Articles of Incorporation is hereby added as follows:

                                  ARTICLE NINE

                    Classification of the Board of Directors

        9.1 Number of Directors. The number of directors of the corporation shall be not less than nine or more than fifteen. The exact number of directors shall be determined within such minimum and maximum by resolution of the shareholders from time to time adopted by the affirmative vote of the majority of the shares represented at a meeting of shareholders and entitled to vote on the subject matter; provided, however, if the Georgia Business Corporation Code hereafter is amended to provide that the exact number within such minimum and maximum may be fixed or changed from time to time by the Board of Directors of the corporation, then thereafter the exact number within such minimum and maximum shall be fixed or changed from time to time solely by a resolution adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office. It is anticipated that the Georgia Business Corporation Code will be amended effective July 1, 1989 to so provide that the exact number of such directors within such minimum and maximum may be fixed from time to time by the Board of Directors; therefore, effective immediately upon the effective date of such anticipated amendment, this Article
9.1 shall be deemed amended to provide that the exact number of directors within the minimum and maximum shall be fixed or changed from time to time solely by a resolution adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office.

        9.2 Classification, Terms and Election of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1989 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, commencing in 1990, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a three-year term. Except as provided in Article 9.4, a director shall be elected by the affirmative vote of a majority of the shares of the class of stock represented at the annual meeting of shareholders for which the director stands for election and entitled to elect such director.

        If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors have the effect of shortening the term of an incumbent director. If the number of directors is increased, and any newly created directorships are filled by the Board, there shall be no classification of additional directors elected by the Board until the next meeting of the shareholders called for the purpose of electing directors.

        Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office or death.

        9.3 Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Voting Stock (as defined in Article Six), excluding from the number of shares deemed to be outstanding at the time of such vote and from such vote on the removal action, all outstanding shares of Voting Stock held by a Related Person (as defined in Article Six) on the record date for the meeting at which such action is submitted to the shareholders for their approval.

        If the Georgia Business Corporation Code hereafter is amended to provide that these amended and Restated Articles of Incorporation may be further amended to provide that a director may be removed only for cause, then thereafter the reference above to removal from office "with or without cause" shall be amended to refer to removal from office "only for cause". It is anticipated that the Georgia Business Corporation Code will be amended effective July 1, 1989 to provide that, unless the shareholders have so specified in a corporation's articles of incorporation or bylaws, if the directors have staggered terms, they may be removed only for cause; therefore, effective immediately upon the effective date of such anticipated amendment, this Article 9.3 shall be deemed amended to provide that a director may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Voting Stock, excluding shares of Voting Stock held by a Related Person.

        Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

        9.4 Vacancies. A vacancy occurring on the Board of Directors, however occurring, whether by increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, may be filled, until the next election of directors by the shareholders, by the affirmative vote of at least two-thirds (2/3) of the total number of directors then remaining in office, though they constitute less than a quorum of the Board of Directors.

        9.5 Election of Directors by Holders of Preferred Stock. Notwithstanding any of the foregoing provisions in this Article Nine, whenever the holders of any one or more classes of preferred stock or series thereof issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the number of such directors, and the election, term of office, filling of vacancies and other features of each such directorship, shall be governed by the terms of these Amended and Restated Articles of Incorporation and any Preferred Stock Designation (as defined in Article Six) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Nine.

          9.6 Amendment or Repeal. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the corporation or any provision of any law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series or Voting Stock required by law, these Amended and Restated Articles of Incorporation or any Preferred Stock Designation, the provisions set forth in this Article Nine may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of the Voting Stock of the corporation, excluding shares held by a Related Person on the record date for the meeting at which such action is submitted to the shareholders for their consideration.

                                    THREE

      The foregoing Amendment was adopted by the shareholders of the Corporation on April 17, 1989.

                                     FOUR

     The affirmative vote of the holders of 38,697,249 shares of the outstanding common stock was required to adopt the foregoing Amendment. On April 17, 1989, the date of submission of the foregoing Amendment to the shareholders, 77,394,497 shares of common stock were outstanding and entitled to vote thereon. The foregoing Amendment was adopted by the affirmative vote of the holders of 40,324,501 shares of the common stock of Genuine Parts Company.

     IN WITNESS WHEREOF, the undersigned has caused these

Articles of Amendment to be duly executed this 17th day of April, 1989.





                                       By:  /s/ Wilton D. Looney
                                          -------------------------
                                                Wilton D. Looney
                                                Chairman of the Board

Attest:

/s/ Brainard T. Webb, Jr.
- ------------------------------
Brainard T. Webb, Jr.
Secretary

(CORPORATE SEAL)

                              AMENDED AND RESTATED
                              --------------------

                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF
                                       --

                             GENUINE PARTS COMPANY
                             ---------------------



                                  ARTICLE ONE
                                  -----------

                                      Name
                                      ----

         The name of the corporation is "Genuine Parts Company."


                                  ARTICLE TWO
                                  -----------

                                 Governing Law
                                 -------------

         The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.


                                 ARTICLE THREE
                                 -------------

                                    Purpose
                                    -------

         The corporation is organized as a corporation for profit for any lawful purpose not specifically prohibited to corporations under the applicable laws of the State of Georgia, including but not limited to the buying, selling, importing or exporting, manufacturing, machining, assembling, rebuilding and repairing gears, transmissions, pistons, rings, axles, brakes, and other parts and accessories, contrivances, devices, machinery and equipment for automobiles, trucks, motorcycles, motor boats, aircraft, ships, engines, and other vehicles, and machinery, devices and equipment for the repair of same, and all goods, materials, wares and merchandise which may in anyways appertain thereto or which may be used in connection with the foregoing articles, and generally to conduct a parts, accessory, machine shop and automotive business in all its branches as manufacturer, wholesaler, warehouseman, distributor, jobber, broker, importer, agent, retailer, or otherwise and shall be authorized in connection therewith to engage in any lawful business, act or activity.

                                  ARTICLE FOUR
                                  ------------

                               Authorized Shares
                               -----------------

         A. The total number of shares of capital stock which the corporation shall have authority to issue is One Hundred Sixty Million (160,000,000), of which One Hundred Fifty Million (150,000,000) shall be common stock of the par value of $1 per share (hereinafter called the "common stock") and Ten Million (10,000,000) shall be preferred stock of the par value of $1 per share (hereinafter called the "preferred stock").

         B. The preferred stock may be issued from time to time by the corporation in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors of the corporation pursuant to authority to do so which is hereby vested in the board of directors. Each such series of preferred stock shall be distinctly designated. Except in respect of the particulars fixed by the board of directors for each series as permitted hereby, all shares of preferred stock so designated by the board of directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the board of directors of the corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of preferred stock so designated by the board of directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, if any, for such series, including without limitation the following:

                 (1) The distinctive designation of and the number of shares of preferred stock which shall constitute such series; provided that such number may be increased (except where otherwise provided by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the board of directors;

                 (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on preferred stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of preferred stock or any other class of stock of the corporation and whether such dividends shall be cumulative or non-cumulative.

                 (3) The right, if any, of the holders of preferred stock of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the corporation and the terms and conditions of such conversion or exchange;

                 (4) Whether or not preferred stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, preferred stock of such series may be redeemed;

                 (5) The rights, if any, of the holders of preferred stock of such series upon the voluntary or involuntary liquidation of the corporation;

                 (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the preferred stock of such series; and

                 (7) The voting powers, if any, of the holders of such series of preferred stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the preferred stock as a class,
         (i) to vote more or less than one vote per share on any or all matters voted upon by the shareholders and (ii) to elect one or more directors of the corporation if there has been a default in the payment of dividends on any one or more series of the preferred stock or under other circumstances and upon such other conditions as the board of directors may fix.

         C. Except as otherwise provided in these Amended and Restated Articles of Incorporation, the board of directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the shareholders, of any or all shares of stock of the corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the board of directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

                                  ARTICLE FIVE
                                  ------------

                               Preemptive Rights
                               -----------------

         None of the holders of shares of any class of stock of the corporation shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the corporation of any class now or hereafter authorized, or any options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the corporation of any class now or hereafter authorized, or any shares, evidences of indebtedness, or any other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares.

                                  ARTICLE SIX
                                  -----------

                             Business Combinations
                             ---------------------


         The shareholders vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Six.

         (A) Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote and in addition to any affirmative vote required of the holders of any particular class or series of "Voting Stock" (as hereinafter defined) by law, these Amended and Restated Articles of Incorporation or any Preferred Stock Designation (as hereinafter defined), the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of Voting Stock of the corporation, which shall include the affirmative vote of at least fifty percent (50%) of the outstanding shares of Voting Stock held by shareholders other than the "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any Business Combination; provided, however, that the two-thirds (2/3) and fifty percent (50%) voting requirements shall not be required, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Amended and Restated Articles of Incorporation if:

                 (1) The Business Combination was approved by the Board of Directors of the corporation either

                          (a) prior to the date that such Related Person became
                 the Beneficial Owner (as hereinafter defined) of ten percent (10%) or more of the outstanding shares of the Voting Stock of the corporation; or

                          (b) after such date, but only so long as such Related
                 Person has sought and obtained the approval of the Board of Directors; provided, however, that such approval shall only be effective if at least two thirds (2/3) of the directors are Continuing Directors (as hereinafter defined); or

                 (2) All of the following conditions are satisfied:

                          (a) the Business Combination involves a merger or
                 consolidation of the corporation and the consideration to be received per share by holders of Voting Stock in such Business Combination shall be either cash, or if the Related Person shall have acquired the majority of its holdings of the corporation's Voting Stock for a form of consideration other than cash, in the same form of consideration as the Related Person acquired such majority; and

                          (b) the cash or Fair Market Value (as hereinafter
                 defined) of the property, securities or Other Consideration to be Received (as hereinafter defined) per share by holders of common stock of the corporation shall have a Fair Market Value (as adjusted for stock splits, stock dividends, reclassifications of shares into a lesser number of shares and similar events) which is not less than the greater of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees and transfer taxes) paid by such Related Person in acquiring any of its holdings of the corporation's common stock or (ii) an amount which bears the same or greater percentage relationship to the Fair Market Value of the corporation's common stock on the date of the first public announcement of such Business Combination as the highest per share price determined in (b)(i) above bears to the Fair Market Value of the corporation's common stock on the date on which the Related Person first became a Related Person; or (iii) the earnings per share of common stock of the corporation for the four consecutive quarters immediately preceding the Announcement Date, multiplied by the higher of the then price earnings multiple (if any) of such Related Shareholder or the highest price earnings multiple of the corporation during the two years immediately preceding the Announcement Date; and

                          (c) if applicable, the cash or Fair Market Value of
                 the property, securities or Other Consideration to be Received per share by holders of shares of any class of outstanding Voting Stock, other than common stock, shall have a Fair Market Value (as adjusted for stock splits,stock dividends, reclassifications of shares into a lesser number of shares and similar events) which is not less than the greatest of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees and transfer taxes) paid by such Related Person in acquiring any of its holdings of such class of Voting Stock during the two year period immediately prior to the date of the first public announcement of such Business Combination; or (ii) if applicable, an amount which bears the same or greater percentage relationship to the Fair Market Value of such class of Voting Stock on the date of the first public announcement of such Business Combination as the highest per share price determined in (c)(i) above bears to the Fair Market Value of such Voting Stock on the date on which the Related Person first became a Related Person;
                 or (iii) if applicable, the highest preferential amount per share to which holders of such class of Voting Stock would be entitled in the event of voluntary or involuntary liquidation of the corporation; and

                          (d) after such Related Person has become a Related
                 Person and prior to the consummation of such Business Combination, (i) there shall have been (aa) no failure to declare and pay at the regular date therefor any quarterly dividends (whether or not cumulative) on any outstanding preferred stock, and (bb) no reduction in the annual rate of dividends paid on common stock (after giving effect to any reclassification, including any reverse stock split, recapitalization, reorganization or similar transaction which has the effect of enlarging or reducing the number of outstanding shares of common stock) unless such reduction has been approved by the Board of Directors, at least two-thirds (2/3) of the members of which are Continuing Directors, (ii) such Related Person shall not have become the "Beneficial Owner" of any additional shares of Voting Stock of the corporation, except as part of the transaction which resulted in such Related Person becoming a Related Person or upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split, and (iii) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation or any Subsidiary (as hereinafter defined); and

                          (e) a proxy statement describing the proposed
                 Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations), whether or not the corporation is then subject to such requirements, shall be mailed at least thirty (30) days prior to the consummation of such Business Combination to the public shareholders of the corporation for the purpose of soliciting shareholders approval of such Business Combination and shall contain at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, if any, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the financial point of view of the remaining public shareholders of the corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for their services by the corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Related Person, and, if there are at the time any such directors, to be selected by a majority of the Continuing Directors).

                 (B) For Purposes of this Article Six:

                     (1)  the term "Business Combination" shall mean

                          (a) any merger or consolidation of the corporation or
                     any Subsidiary with or into a Related Person or any merger or consolidation of a Related Person with or into the corporation or any Subsidiary,

                          (b) any sale, lease, exchange, transfer or other
                     disposition (in either one transaction or in a series of related transactions) including, without limitation, the mortgage of or the use of any other security device relating to all or any Substantial Part (as hereinafter defined) of the assets of the corporation (including, without limitation, any voting securities of any Subsidiary) or of any Subsidiary to a Related Person,

                          (c) any sale, lease, exchange, mortgage,
                     pledge,transfer or other disposition (in either one transaction or a series of related transactions) of all or any Substantial Part of the assets of a Related Person to the corporation or any Subsidiary,

                          (d) the adoption of any plan or proposal for the
                     liquidation or dissolution of the corporation if, as of the record date for the determination of shareholders entitled to vote with respect thereto, any person is a Related Person,

                          (e) the issuance of or transfer by the corporation or
                     any Subsidiary (in one transaction or in a series of related transactions) of any securities of the corporation or any Subsidiary to a Related Person,

                          (f) the acquisition by the corporation or any
                     Subsidiary of any securities of a Related Person,

                          (g) any reclassification of securities (including any
                     reverse stock split), recapitalization or reorganization of the corporation or any merger or consolidation of the corporation with any of its Subsidiaries or any similar transaction (whether or not into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the corporation or any Subsidiary which is, directly or indirectly, owned by any Related Person,

                          (h) any loan or other extension of credit by the
                     corporation or any Subsidiary to a Related Person or any guarantees by the corporation or any Subsidiary of any loan or other extension of credit by any person to a Related Person; or

                          (i) any transaction or related series of transactions
                     having, directly or indirectly, the same effect as any of the foregoing.

                     (2) The term "person" shall mean any individual, firm, group, corporation or other entity (as such terms are used on March 21, 1986 in Rule 13d of the Securities Exchange Act of 1934, as amended).

                     (3)  The term "Related Person" shall mean

                           (a) any person (other than the corporation, any
                     Subsidiary or any employee benefit plan of the corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice and to vote on such Business Combination or, if there is no record date,immediately prior to the consummation of any such transaction, together with its "Affiliates" and "Associates" (as such terms are defined on March
                     21, 1986 in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) is the "Beneficial Owner" (as defined on March 21, 1986, as amended) of ten percent (10%) or more of the outstanding shares of Voting Stock of the corporation.

                           (b) any Affiliate or Associate of such person
                     described in the foregoing subparagraph 3(a) of this Section (B),

                           (c) any Affiliate of the corporation which at any
                     time within the two year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the outstanding Voting Stock of the corporation or

                           (d) any person who is an assignee of or has
                     otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question, beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933. Without limitation, any person that has the right to acquire any shares of Voting Stock of the corporation pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed a Beneficial Owner of such shares for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is a Related Person, but the number of shares deemed to be outstanding pursuant to this paragraph (3) of Section (B) shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise

                     (4) The term "Substantial Part" shall mean more than ten percent (10%) of the total consolidated assets of the corporation in question as of the end of the most recent fiscal year ending prior to the time the determination is being made.

                     (5) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of a Related Person set forth in Paragraph
         (3) of this Section (B), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                     (6) For the purposes of subparagraphs 2(b) and 2(c) of Section (A), the term "Other Consideration to be Received" shall include, without limitation, common stock and, if applicable, shares of any other class of outstanding Voting Stock, retained by its existing public shareholders in the event of a Business Combination with such Related Person in which the corporation is the surviving corporation.

                     (7) The term "Continuing Director" shall mean any person who

                          (a) is not affiliated with a Related Person and who
                     was a member of the corporation's Board of Directors prior to the time the Related Person became a Related Person, or

                          (b) any successor to a Continuing Director who is not
                     affiliated with a Related Person and who was recommended for election (before such person's initial election as a Director) as a Continuing Director by a majority of the Board of Directors if at least two-thirds (2/3) of the directors were Continuing Directors.

                     (8) The term "Fair Market Value" shall mean:

                          (a) in the case of stock, the highest closing sale
                     price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors if at least two-thirds (2/3) of the directors are Continuing Directors; and

                          (b) in the case of property other than cash or stock,
                     the fair market value of such property on the date in question as determined by the Board of Directors if at least two-thirds (2/3) of the directors are Continuing Directors.

                     (9) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation considered for the purposes of this Article Six as one class (it being understood that, for purposes of this Article Six, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Four of these Amended and Restated Articles of Incorporation or any designation of the rights, powers and preferences of any class or series of preferred stock made pursuant to said Article Four [a "Preferred Stock Designation"]). Each reference in this Article Six to a percentage of shares of Voting Stock shall refer to the percentage of the votes entitled to be cast by such shares.

                     (10) In the event any paragraph (or portions thereof) this Article Six shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article Six shall be deemed to remain in full force and effect and shall be construed as if such invalid, prohibited or unenforceable provisions had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the corporation and its shareholders that each remaining provision (or portion thereof) of this Article Six remain to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Related Persons, notwithstanding any such finding.

                     (C) Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series or Voting Stock required by law, these Amended and Restated Articles of Incorporation or any Preferred Stock Designation, the provisions set forth in this Article Six may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of the Voting Stock of the corporation; provided, however, that if there is a Related Person on the record date for the meeting at which such action is submitted to the shareholders for their consideration, such two-thirds (2/3) vote must include the affirmative vote of at least fifty percent (50%) of the outstanding shares of Voting Stock held by shareholders other than the Related Person.

                     (D) A majority of the Board of Directors, if at least two-thirds (2/3) are Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Six, including, without limitation.

                         (1) whether a person is a Related Person,

                         (2) the number of shares of Voting Stock beneficially
                             owned by any person,

                         (3) whether a person is an Affiliate or Associate of
                             another, and

                         (4) whether the applicable conditions set forth in
                             Paragraph (2) of Section (B) have been met with respect to any Business Combination.

                     (E) Nothing contained in this Article Six shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                 ARTICLE SEVEN
                                 -------------

                               Period of Duration
                               ------------------

                     The corporation shall have perpetual duration.

                                 ARTICLE EIGHT
                                 -------------

                 Limitation of Personal Liability of Directors
                 ---------------------------------------------

         8.1 A director of the corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) of the types set forth in Section 14-2-154 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director derived an improper personal benefit. The provisions of this article shall not apply with respect to acts or omissions occurring prior to the effective date of this article.

         8.2 Any repeal or modification of the provisions of this article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

         8.3 If the Georgia Business Corporation Code hereafter is amended to authorize the further elimination or limitation of the liability of directors,then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Georgia Business Corporation
Code. Specifically, and not in limitation of the foregoing sentence, it is anticipated that the Georgia Business Corporation Code will be amended in 1989 so as, among other things, to permit elimination of the reference to a lack of 'good faith' in clause (ii) of Article 8.1 above; therefore, effective immediately upon the effective date, if any, of such anticipated amendment, clause (ii) of Article 8.1 above shall be deemed amended to read exactly as the corresponding provision of the Georgia Business Corporation Code, as so amended.

         8.4 In the event that any of the provisions of this article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

             These Amended and Restated Articles of Incorporation purport merely to restate those provisions in the Restated Articles of Incorporation now in effect and not being amended hereby.

         This amendment and restatement was authorized by the holders of the common stock of the corporation, the only class of stock then outstanding, at its Annual Meeting held on April 19, 1988. Of the _________ shares of common stock outstanding and entitled to vote, _________ shares were voted in favor of the restatement. The vote of a majority of the shares of common stock was required to adopt the restatement.

         These Amended and Restated Articles of Incorporation supersede the Articles of Incorporation as adopted on May 7, 1928 and as amended and restated on April 21, 1987 and as theretofore amended.

         IN WITNESS WHEREOF, Genuine Parts Company has caused these Amended and Restated Articles of Incorporation to be executed and its corporate seal affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 18st day of April, 1988.


                                    GENUINE PARTS COMPANY



                                    By: /s/ Wilton Looney
                                        ------------------------------
                                        Wilton Looney
                                        Chief Executive Officer
Attest:

/s/ Brainard T. Webb, Jr.
- ---------------------------------
Brainard T. Webb, Jr.
Secretary

     [CORPORATE SEAL]